Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Fourth Quarter and 2010 Financial Results

February 18, 2011
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank (the "Bank") headquartered in Medford, WI, reported net income to common shareholders of $80,000 or $0.05 per common share, for the quarter ended December 31, 2010 compared to a net loss of $1,155,000, or $0.70 per common share, for the quarter ended December 31, 2009. This resulted in net income of $102,000, or $0.06 per common share, for 2010, compared to a net loss of $3,033,000, or $1.84 per common share, for 2009.

"Although our earnings did not recover to historical levels, we were pleased with the marked improvement in our financial performance during 2010. Our local markets have been slowly and unevenly recovering from the depressed economic conditions we've experienced over the past three years. We remain optimistic that an economic recovery may be imminent in light of several positive trends that began to emerge at the end of the year. For example, the futures for milk prices are much higher than they were at this time last year. Unfortunately, the unemployment rates in our primary markets still remain painfully higher than state and national averages. These conditions have resulted in stubbornly higher levels of delinquencies and defaults than historical levels. We have continued to work with our consumer and business loan customers who have experienced difficulties, but feel we are beginning to see a light at the end of the tunnel," stated James F. Warsaw, President and CEO.

"The trend of our core earnings, which represent those earnings available to common shareholders prior to the payment of taxes, loan loss provisions, credit collection expense and FDIC insurance premiums, have continued to show improvement year over year as seen in the accompanying non-GAAP financial measures. Management believes it is important to factor out these expenses as many are directly related to the economic stress and resulting deterioration in
our loan portfolios over the past three years.   During 2010 our credit-related
costs significantly declined. Throughout 2010 we were able to reduce the levels of: our loan loss provisions, charge-offs, non-accruals and collection expenses. During the fourth quarter of 2010 our collection expenses were $101,000 compared to $36,000 in the fourth quarter of 2009; however, total collection expenses for 2010 were $243,000 compared to $1,278,000 in 2009," stated Mr. Warsaw.

In general, overall credit quality has shown signs of stabilization despite the
weak economic conditions that have persisted over the past three years.   Over
the past five quarters non-accrual loans (loans not accruing interest) peaked at $14,327,000 at September 30, 2009 and have since trended down to $11,540,000 at December 31, 2010 versus the $13,925,000 reported on December 31, 2009.

Net charge-offs for 2010 were $3,241,000, significantly lower than the $5,091,000 reported in 2009. Total loan loss provisions for 2010 were reduced significantly to $4,755,000 compared to $8,506,000 in 2009. Provisions for loan losses were $1,500,000 in the fourth quarter ended December 31, 2010 compared to $2,856,000 for the quarter ended December 31, 2009. During the year the level of our allowance for loan and lease losses increased by $1,514,000 to $9,471,000 at December 31, 2010, compared to the $7,957,000 reported at December 31, 2009. The Bank's coverage ratio of reserves to total loans at year end 2010 improved to 2.79% from 2.22% at year end 2009. These levels are substantially higher than the $3,028,000 and coverage ratio of 0.97% reported at December 31, 2005.

Like many other financial institutions, the Bank benefited from the re-financing of residential mortgages that took place throughout the year resulting from the historically low mortgage rates. In 2010 the Bank sold 407 loans totaling $68,886,000 into the secondary market, which generated non-interest fee income of $955,000, compared to fee income of $564,000 from the sale of 301 loans totaling $47,436,000 in 2009.

A further indication of the Company's potential earning power is the general stability of its net interest income, net interest margin and control over non-interest related expenses over the past 17 quarters. The Bank experienced a drop in its net interest margin during the fourth quarter 2010 due to an elevated liquidity position that was generated from core deposit growth and weak
loan demand during the fourth quarter.   Net interest income of $4,014,000 for
the three months ended December 31, 2010 decreased 4% from the same quarter in 2009. On a fully tax-equivalent basis, the net interest margin for the quarter ended December 31, 2010 decreased to 3.38%, compared to 3.53% for the same quarter of 2009. As of December 31, 2010, fed funds sold and overnight repurchase agreements totaled $32,473,000 versus $9,064,000 as of December 31, 2009. The average balance of fed funds and overnight investments during 2010 was $23,013,000 versus $12,164,000 in 2009.

"Our non-interest bearing deposits grew 9% in 2010 while interest bearing deposits dropped 1%. Non-interest bearing deposits represent less than 15% of our total deposits. We anticipate these deposits to increase with the February 1, 2011 launch of a new suite of innovative consumer deposit products which were developed by BancVue and marketed through Kasasa[TM]. Increasing core deposits will reduce our dependency on wholesale funding and reliance on brokered deposits as those instruments mature and roll off during 2011," said Mr. Warsaw.

Loan balances were $339,170,000 at December 31, 2010, a decrease of $19,446,000 from December 31, 2009. Contributing to the decline was $3,241,000 of net charge-offs and overall weak loan demand. Loan demand has remained soft across all of the Bank's markets and management expects these conditions to continue through 2011. Competition among local and regional banks for creditworthy borrowers and core deposit customers remains high. The Bank remains committed to its community banking philosophy and will continue to support its local markets by making available various government loan programs to creditworthy borrowers as credit opportunities arise.

Stockholders' equity at December 31, 2010 was $42,970,000 compared to $43,184,000 at December 31, 2009, a decrease of $214,000. The main factors decreasing capital included $641,000 attributed to the cost of the issuance of preferred stock through the U.S. Treasury's Capital Purchase Program and a decrease in accumulated other comprehensive income of $466,000, resulting from the sale of investment securities throughout the year rather than to the change in market rates. The Board remains committed to increasing capital levels at the Bank and the Company. As a result, the Bank's Tier One Capital Leverage ratio improved to 8.95% and the Company's to 10.04% at December 31, 2010, compared to 8.21% and 9.82%, respectively, as of December 31, 2009. This compares favorably to the regulatory requirement of 8.50% for the Bank. The Bank's Total Risk Based Capital ratio increased from 12.33%at December 31, 2009 to 13.94% as of December 31, 2010 which compares favorably to the regulatory requirement of 12.00%.

On September 30, 2010 a Marathon County jury found the former owners of Smith Bros. Ford in Mosinee, Wisconsin liable for intentionally misrepresenting the financial condition of their dealership and for acts of conspiracy in enticing the Bank to extend credit to them. The jury awarded the Bank a $4.0 million judgment for the losses it suffered as a result of this transaction. This judgment is subject to appeal and the ability to collect is unclear at this time. As a result of our continuing collection efforts in this matter, the Bank recently negotiated an insurance settlement in the amount of $500,000 which will be recognized as income in the first quarter of 2011. We continue to pursue all avenues of recovery.

As referenced in our 3rd quarter 10Q filing, the Bank's board of directors entered into a formal written agreement (the "Agreement") on November 9, 2010 with the Federal Deposit Insurance Corporation (the "FDIC") and the Wisconsin Department of Financial Institutions (the "DFI") to take certain actions and operate in compliance with the Agreement's provisions during its term. The Agreement was based on the results of an examination of the Bank that was performed as of December 31, 2009 during the second quarter of 2010 by the FDIC and DFI. At this time, the board believes it has satisfied most of the conditions of the Agreement and has taken appropriate actions necessary to resolve all other requirements referenced in the Agreement.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates thirteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. If the risks or uncertainties never materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this filing. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates," or "believes." Such statements are subject to important factors that could cause Mid-Wisconsin's actual results to differ materially from those anticipated by the forward-looking statements. These factors include: (i) Mid-Wisconsin's exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values; (ii) the effect of legislative and regulatory changes in banking laws and regulations and their application by the Company's regulators; (iii) adverse changes in the financial performance and/or condition of Mid-Wisconsin's borrowers, which could impact repayment of such borrowers' outstanding loans; (iv) Mid-Wisconsin's ability to maintain required levels of capital, (v) fluctuation in Mid-Wisconsin's stock price, (vi) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2009 under the headings "Forward-Looking Statements" and "Risk Factors" which are incorporated herein by reference, and (vii) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"), which such factors are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin's belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income - Quarterly Trend
(dollars in thousands, except per share data - unaudited)
                                                          December 31,   September 30,   June 30,   March 31,   December 31,
                                                              2010           2010          2010       2010          2009

Interest income
  Loans, including fees                                       $5,250         $5,296       $5,381     $5,398        $5,527
  Securities
     Taxable                                                     615            768          896        937           956
     Tax-exempt                                                   89             88           91         98           114
  Other                                                           64             44           23         24            26
Total interest income                                          6,018          6,196        6,391      6,457         6,623
Interest expense
  Deposits                                                     1,430          1,580        1,673      1,719         1,804
  Short-term borrowings                                           27             29           19         20            30
  Long-term borrowings                                           413            412          410        435           469
  Subordinated debentures                                        134            154          153        154           153
Total interest expense                                         2,004          2,175        2,255      2,328         2,456
Net interest income                                            4,014          4,021        4,136      4,129         4,167
Provision for loan losses                                      1,500            900          955      1,400         2,856
Net interest income after provision for loan losses            2,514          3,121        3,181      2,729         1,311
Noninterest income
  Service fees                                                   287            283          317        287           316
  Wealth management                                              308            346          344        326           344
  Mortgage banking                                               407            250          148        150           109
  Gain on sale of investments                                    556            330          168          0             0
  Other operating income                                         318            258          243        224           232
Total noninterest income                                       1,876          1,467        1,220        987         1,001
Other-than-temporary impairment losses, Net
  Total other-than-temporary impairment losses                     0            426            0          0           (15)
  Amount in other comprehensive income, before taxes               0             14            0          0           (15)
  Total impairment                                                 0            412            0          0             0
Noninterest expense
  Salaries and employee benefits                               2,163          2,164        2,105      2,105         2,027
  Occupancy                                                      451            449          469        461           463
  Data processing                                                158            165          162        166           163
  Foreclosure/OREO expenses                                      101             17          130         (5)           36
  Legal and professional fees                                    149            147          184        197           202
  FDIC expense                                                   339            232          230        235           266
  Other                                                          724            819          665        623           630
Total noninterest expense                                      4,085          3,993        3,945      3,782         3,787
Income (loss) before income taxes                                305            183          456        (66)       (1,475)
Income tax expense (benefit)                                      65             21          128        (79)         (478)
Net income (loss)                                               $240           $162         $328        $13         ($997)
Preferred stock dividends, discount and premium                 (160)          (160)        (160)      (161)         (158)
Net income (loss) available to common equity                     $80             $2         $168      ($148)      ($1,155)
Earnings (Loss) Per Common Share:
  Basic and diluted                                            $0.05          $0.00        $0.10     ($0.09)       ($0.70)

Mid-Wisconsin Financial Services, Inc.
Financial Data
                                                      Three Months Ended                    Twelve Months Ended
                                             December 31, 2010   December 31, 2009   December 31, 2010   December 31, 2010
PER SHARE DATA
Earnings (loss) per common share:
    Basic and diluted                               $0.05              ($0.70)              $0.06            ($1.84)
Cash dividends per share                             0.00                0.00                0.00              0.11
Book value per common share                        $19.85              $20.10              $19.85            $20.10
Weighted average common shares outstanding:
Basic                                               1,651               1,647               1,650             1,645
Diluted                                             1,651               1,647               1,650             1,646
Dividend payout ratio (1)                            0.00                0.00                 0.0%             -6.0%
Stock Price Information:
   High Bid                                         $7.85               $8.30              $11.00            $16.25
   Low Bid                                           7.80                7.00                6.00              7.00
  Bid price at quarter end                           7.80                7.00                7.80              7.00

KEY RATIOS
Return on average assets                             0.06%              -0.96%               0.02%            -0.61%
Return on average equity                             0.72%             -10.20%               0.23%            -6.87%
Average equity to average assets                     8.68%               9.43%               8.70%             8.86%
Net interest margin (FTE) (2)                        3.38%               3.53%               3.46%             3.53%
Net charge-offs to average loans                     0.23%               0.92%               0.91%             1.40%
Allowance for loan loss to period-end loans          2.79%               2.22%               2.79%             2.22%

(1) Ratio is based upon basic earnings per common share
(2) The yield on tax-exempt loans and investments is computed on a tax-equivalent basis using a Federal tax rate of 34% and excluding disallowed interest expense.

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets
                                                                As of          As of
                                                             December 30,   December 31,   Percent
(dollars in thousands, except per share data - unaudited)        2010           2009       Change
Assets
Cash and due from banks                                        $9,502         $9,824         -3%
Interest-bearing deposits in other financial institutions           8             13         NM
Federal funds sold                                             32,473          9,064        258%
Investment securities available for sale, at fair value       101,310        103,477         -2%
Loans held for sale                                             7,444          5,452         37%
Loans                                                         339,170        358,616         -5%
Less:  Allowance for loan losses                               (9,471)        (7,957)        19%
Loans, net                                                    329,699        350,659         -6%
Accrued interest receivable                                     1,853          1,940         -4%
Premises and equipment, net                                     8,162          8,294         -2%
Other investments, at cost                                      2,616          2,616          0%
Other assets                                                   16,015         14,121         13%
Total assets                                                 $509,082       $505,460          1%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits                                  $60,446        $55,218          9%
Interest-bearing deposits                                     340,164        342,582         -1%
  Total deposits                                              400,610        397,800          1%
Short-term borrowings                                           9,512          7,983         19%
Long-term borrowings                                           42,561         42,561          0%
Subordinated debentures                                        10,310         10,310          0%
Accrued interest payable                                          992          1,287        -23%
Accrued expenses and other liabilities                          2,127          2,335         -9%
Total liabilities                                             466,112        462,276          1%
Total stockholders' equity                                     42,970         43,184          0%
Total liabilities and stockholders' equity                   $509,082       $505,460          1%

Nonaccrual loans                                              $11,540        $13,925        -17%
Other real estate                                              $4,230         $1,808        134%
Net charge-offs                                                $3,241         $5,091        -36%

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
                                                                 Three Months Ended                  Twelve Months Ended
 (dollars in thousands, except per share data)        December 31,  December 31,  Percent  December 31,  December 31, Percent
                                                         2010          2009       Change      2010          2009       Change
Interest Income
  Loans, including fees                                 $5,250        $5,527       -5%      $21,325       $22,756       -6%
  Securities
     Taxable                                               615           956      -36%        3,216         3,540       -9%
     Tax-exempt                                             89           114      -22%          366           487      -25%
  Other                                                     64            26      146%          155           149        4%
Total interest income                                    6,018         6,623       -9%       25,062        26,932       -7%
Interest Expense
  Deposits                                               1,430         1,804      -21%        6,402         7,801      -18%
  Short-term borrowings                                     27            30      -10%           95           124      -23%
  Long-term borrowings                                     413           469      -12%        1,670         1,961      -15%
  Subordinated debentures                                  134           153      -12%          595           614       -3%
Total interest expense                                   2,004         2,456      -18%        8,762        10,500      -17%
Net interest income                                      4,014         4,167       -4%       16,300        16,432       -1%
Provision for loan losses                                1,500         2,856      -47%        4,755         8,506      -44%
Net interest income after provision for loan losses      2,514         1,311       92%       11,545         7,926       46%
Noninterest Income
  Service fees                                             287           316       -9%        1,174         1,239       -5%
  Wealth management                                        308           344      -10%        1,324         1,261        5%
  Mortgage banking                                         407           109      273%          955           564       69%
  Gain on sale of investments                              556             0      100%        1,054           449      135%
  Other operating income                                   318           232       37%        1,043           908       15%
Total noninterest income                                 1,876         1,001       87%        5,550         4,421       26%
Other-than-temporary impairment losses, net
  Total other-than-temporary impairment losses               0            15     -100%         (426)         (374)      14%
  Amount in other comprehensive income, before taxes         0           (15)    -100%           14            73      -81%
  Total impairment                                           0             0     -100%         (412)         (301)      37%
Noninterest Expense
  Salaries and employee benefits                         2,163         2,027        7%        8,537         8,411        1%
  Occupancy                                                451           463       -3%        1,830         1,893       -3%
  Data processing                                          158           163       -3%          651           648        0%
  Foreclosure/OREO expense                                 101            36      181%          243         1,278      -81%
  Legal and professional fees                              149           202      -26%          677           882      -23%
  FDIC expense                                             339           266       27%        1,036         1,057       -2%
  Other                                                    724           630       15%        2,831         2,281       24%
Total noninterest expense                                4,085         3,787        8%       15,805        16,450       -4%
Income (loss) before income taxes                          305        (1,475)     121%          878        (4,404)     120%
Income tax expense (benefit)                                65          (478)     114%          135        (1,916)     107%
Net income (loss)                                         $240         ($997)     124%         $743       ($2,488)     130%
Preferred stock dividends, discount and premium           (160)         (158)       1%         (641)         (545)      18%
Net income (loss) available to common equity               $80       ($1,155)     107%         $102       ($3,033)     103%

Mid-Wisconsin Financial Services, Inc.
Non-GAAP Financial Measure
Core Earnings (Pre-tax, Pre-credit-cost, Pre-FDIC Premiums)
(dollars in thousands)
                                          FY 2010   FY 2009   FY 2008   FY 2007   FY 2006   FY 2005
Earnings (loss) before tax provision         $878   ($4,404)    $1,251   $1,163    $1,136    $6,664

Add back: credit costs
Add back: Provision for loan losses         4,755     8,506      3,200    1,140     5,133       342
Foreclosure/OREO Costs                        243     1,278        541    2,527        18        18
OTTI Impairment write-downs                   412       301          0        0         0         0
    Total credit costs:                     5,410    10,085      3,741    3,667     5,151       360

Remove: non-recurring items
Gains on sales of investment securities     1,054       449          0        0         0         0
Goodwill impairment                             0         0       (295)       0         0         0
    Total non-recurring items:              1,054       449       (295)       0         0         0

Add back: FDIC Premiums
FDIC expense                                1,036     1,057        220       42        40        39
    Total FDIC Premiums:                    1,036     1,057        220       42        40        39

Total Pre-tax, Pre-credit-cost Earnings,
Pre-FDIC Premiums:                         $6,270    $6,289     $5,507   $4,872    $6,327    $7,063

ROAA (based on top line revenue):            1.24%     1.26%      1.15%    1.04%     1.44%     1.71%

ROAE (based on top line revenue):           14.26%    14.25%     15.59%   14.18%    17.75%    19.38%

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis

                                              Three Months Ended                      Twelve Months Ended
                                    December 31, 2010   December 31, 2009   December 31, 2010   December 31, 2009
EARNING ASSETS
  Loans (FTE)                               5.96%               6.07%               6.02%               6.27%
  Investment securities:
    Taxable                                 3.21%               4.26%               3.74%               4.48%
    Tax-exempt (FTE)                        5.18%               5.94%               5.43%               6.15%
    Other interest earning-assets           0.60%               0.74%               0.57%               0.75%
  Total earning assets                      5.03%               5.57%               5.29%               5.74%

INTEREST-BEARING LIABILITIES
  Interest-bearing demand                   0.49%               0.58%               0.59%               0.63%
  Savings deposits                          0.86%               1.15%               1.00%               1.32%
  Time deposits                             2.36%               2.87%               2.56%               3.18%
Short-term borrowings                       0.96%               0.95%               0.91%               1.04%
Long-term borrowings                        3.84%               4.17%               3.92%               4.15%
Subordinated debentures                     5.16%               5.98%               5.77%               5.98%
Total interest-bearing liabilities          1.97%               2.44%               2.16%               2.62%

Net Interest rate spread (FTE)              3.06%               3.13%               3.13%               3.12%
Net interest rate margin (FTE)              3.38%               3.53%               3.46%               3.53%

Average Balance Sheet (in thousands)
Loans                                   $350,559            $362,045            $355,575            $363,966
Deposits                                 395,411             382,668             394,871             380,633
Assets                                   507,098             476,218             505,597             497,994
Stockholders' equity                      44,037              44,930              43,976              44,122